SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 18, 2024

BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2024, Bread Financial Holdings, Inc., as the borrower (the “Company”), and certain of the Company’s subsidiaries entered into an Amendment No. 1 to Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties party thereto (the “Amendment”), which amended that certain Credit Agreement, dated as of June 7, 2023, among the Company, certain of the Company’s subsidiaries, as guarantors, JPMorgan and the other lenders party thereto (the “Existing Credit Agreement” and as amended, supplemented or otherwise modified prior to and including the Amendment, the “Credit Agreement”).

The Credit Agreement continues to govern the Company’s $700 million senior unsecured revolving credit facility (the “Revolving Credit Facility”), with all term loans previously outstanding under the Credit Agreement having been paid off in full and terminated in December 2023. The Credit Agreement also provides for an uncommitted $700 million accordion feature that will allow the Company to request (x) one or more new term loan facilities or (y) an increase to the Revolving Credit Facility (or, in lieu of incurring such indebtedness under the Credit Agreement, the Company will be able to utilize such debt capacity for “incremental equivalent” indebtedness incurred outside of the Credit Agreement).

The Amendment modified certain material terms in the Existing Credit Agreement, including by: (i) providing for an extension of the maturity date of the Revolving Credit Facility, resulting in a new maturity date thereof of October 18, 2028, (ii) providing for an updated pricing schedule with a lower drawn interest rate spread and undrawn commitment fee, as follows: Term SOFR plus the applicable margin ranging from 1.50% to 2.50%, dependent upon the ratio of our (a) consolidated tangible net worth to (b) consolidated total assets, minus the sum of intangible assets and goodwill (the “TCE Ratio”),  Daily Simple SOFR  plus the applicable margin ranging from 1.50% to 2.50%, dependent on the TCE Ratio, a base rate set forth in the Credit Agreement plus the applicable margin ranging from 0.50% to 1.50%, dependent on the TCE Ratio and an undrawn commitment fee ranging from 0.25% to 0.45%, dependent on the TCE ratio and (iii) providing the Company with greater capacity under the Credit Agreement to make dividends and/or to repurchase equity interests, to make “investments” (including in the form of acquisitions) and to incur indebtedness.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description
10.1*
Amendment No. 1 to Credit Agreement, dated as of October 18, 2024, by and among Bread Financial Holdings, Inc., as borrower, and certain of its subsidiaries as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent and various other lenders.

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Bread Financial Holdings, Inc. hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: October 21, 2024	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief
Administrative Officer, General Counsel and Secretary